UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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INFORMATION INCLUDED IN THE REPORT

Item 3.02.      Unregistered sale of equity securities.

On July 15, 2008, the Registrant sold 18,623 shares of its voting Common Stock (“Shares”) in a private transaction to an officer of the Registrant for aggregate cash consideration of $37,059.77.

The Registrant claims an exemption from registration under the Securities Act of 1933, as amended (“Act”) in reliance upon Section 4(2) of the Act. The purchasers of the Shares immediately deposited the Shares in a voting trust (“Voting Trust”) and received voting trust receipts (“Receipts”) therefore. All of the shares of other outstanding voting Common Stock have also been deposited in the Voting Trust, and all of the 18 holders of such Common Stock and of the Shares are employees of the Registrant or its subsidiaries and are trustees under the Voting Trust. Under Article Seventh of the Registrant’s Articles of Incorporation, as amended, voting Common Stock (including the Shares) may not be transferred without first being offered for sale to the Registrant at book value, and upon a Shareholder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Common Stock must be offered for sale to the Registrant at book value. The Receipts may not be transferred without the consent of a majority of the Voting Trust’s trustees, and upon a Receipt holder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Shares represented by his or her Receipts may be purchased by the Registrant at book value.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	July 16, 2008	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

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